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                     UNITED STATES

          SECURITIES AND EXCHANGE COMMISSION

                WASHINGTON, D.C.  20549






                CMS ENERGY CORPORATION

                          AND

                CONSUMERS POWER COMPANY




                       FORM 10-Q

                       EXHIBITS




           FOR QUARTER ENDED MARCH 31, 1995




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                     EXHIBIT INDEX

Exhibit
Numbers                         Description
- ----------------------------------------------------

(12)      -     CMS Energy:  Statements regarding computation of
                Ratio of Earnings to Fixed Charges
(15)      -     CMS Energy:  Letter of independent public accountant
(27)(a)   -     CMS Energy:  Financial Data Schedule
(27)(b)   -     Consumers:  Financial Data Schedule




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